MORRIS, NICHOLS, ARSHT & TUNNELL, LLP
                            1201 NORTH MARKET STREET
                                 P.O. BOX 1347
                        WILMINGTNO, DELAWARE, 19899-1347

                                  302 658 9200
                                302 658 3989 FAX






August 22, 2007

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019


Re:     Vanguard Marekt Neutral Fund
        -----------------------------


Ladies and Gentlemen:


     We have acted as special Delaware counsel to Vanguard Montgomery Funds, a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument (as defined below).

     We understand that, pursuant to an Agreement and Plan of Reorganization (the "Plan") to be entered into by the Trust, on behalf of Vanguard Market Neutral Fund, a Series of the Trust (the "Acquiring Fund"), and Laudus Trust ("Laudus"), on behalf of Laudus Rosenberg U.S. Large/Mid Capitalization LondShort Equity Fund, a series of Laudus (the "Selling Fund"), i1 and subject to the conditions set forth therein, Shares of the Acquiring Fund will be distributed to l1 the shareholders of the Selling Fund in connection with the liquidation and termination of the Selling Fund.

     In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plan; the Trust's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"); the Certificate of Trust of the Trust as filed in the Office of the 1 1 Secretary of State of the State of Delaware (the "State Office") on July 18, 2007 (the "Certificate"); the Agreement and Declaration of Trust of the Trust dated as of July 18,2007 (the "Original Governing Instrument"); the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of July 20, 2007 (the "Governing Instrument"); the Bylaws of the Trust (the "Bylaws"); the Unanimous Written Consent of the Initial Trustee of the Trust dated July 17, 2007 (the "Initial Trustee Consent"); resolutions prepared for adoption at a meeting of I the Trustees of the Trust held on July 20, 2007 (the "July 20 Resolutions" and, together with the Registration Statement, the Governing Instrument, the Bylaws and the Initial Trustee Consent, the "Governing Documents"); a memorandum to

Willkie Farr & Gallagher LLP
August 22, 2007
Page 2


the Board of Directors of the Vanguard Group, the Board of Trustees of the Vanguard Funds and the Prospective Board of Trustees of the Trust dated July 18,2007; a memorandum to the Prospective Board of Trustees of the Trust dated July 20, 2007; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have fiuther assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders (including the due authorization, execution and delivery of the Governing Instrument and the Plan prior to the first issuance of Shares pursuant to the Plan); (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Original Governing Instrument, the Governing Documents and the Plan, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Plan and compliance with all other terms, conditions and restrictions set forth in the Plan and the Governing Documents in connection with the issuance of ' Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate the Acquiring Fund as a Series of the Trust and to designate Classes of Shares to be issued under the Plan and the rights and preferences attributable thereto prior to the issuance thereof); (iv) that prior to the first issuance of Shares pursuant to the Plan, the Trustees will have duly adopted resolutions authorizing the execution, delivery and performance by the Trust, on behalf of the Acquiring Fund, of the Plan (including the issuance of Shares pursuant thereto); (v) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (vi) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of Shares pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Trust under the Original Governing Instrument or the Governing lnstrument, as applicable; (vii) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of Shares pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Acquiring Fund under the Original Governing lnstrument or the Governing Instrument, as applicable; (viii) that the Trust is, becomes, or will become prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; and (ix) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Acquiring Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on k the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein I contained.

Willkie Farr & Gallagher LLP
August 22, 2007
Page 3


     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Trust is a duly formed and validly existing statutory trust in good I standing under the laws of the State of Delaware.


2. The Shares of the Acquiring Fund to be issued and delivered to shareholders of the Selling Fund pursuant to the terms of the Plan, upon issuance, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity, or for any other purpose, without our prior written consent; provided, however, that we understand that the addressee hereof wishes to rely on the opinions set forth herein as to certain matters of Delaware law in connection with its opinion to the Trust dated the date hereof and filed as an exhibit to the Registration Statement, and we hereby consent I to such reliance.




Very truly yours,



MORRIS, NICHOLS, ARSHT & TUNNELL LLP



Louise G. Hering